SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): OCTOBER 22, 2002
                                                       ----------------


                              TAB PRODUCTS CO.
           (Exact name of Registrant as specified in its charter)

                                  DELAWARE
               (State or other jurisdiction of incorporation)

                    1-7736                      94-1190862
        (Commission File Number)      (I.R.S. Employer Identification Number)


935 LAKEVIEW PARKWAY, SUITE 195, VERNON HILLS, IL                      60061
(Address of principal executive offices)                             (Zip Code)


                               (847) 968-5400
            (Registrant's telephone number, including area code)


ITEM 5. OTHER INFORMATION

         On October 22, 2002, Tab Products Co. ("Tab") announced that Tab stockholders voted to adopt the Merger Agreement (the "Merger Agreement"), dated as of July 29, 2002, among Tab and T Acquisition L.P. ("Buyer") and T Acquisition Co., a wholly owned subsidiary of Buyer, each of which are affiliates of HS Morgan Limited Partnership. At the special meeting of Tab stockholders held on October 22, 2002, 81.6% of the Tab shares were voted, with 4,112,917 shares voting in favor, 66,342 shares voting against and 5,824 shares abstaining. The merger pursuant to the Merger Agreement is expected to be completed promptly.

         Upon completion of the merger, Tab's Rights Agreement, dated as of October 24, 1996, as amended, will terminate.

         A copy of a Press Release, dated October 22, 2002, issued by Tab and Buyer relating to the special meeting is attached as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

Exhibit 99.1 Press Release, dated October 22, 2002, issued by Tab Products Co. and T Acquisition L.P.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TAB PRODUCTS CO.

Dated: October 22, 2002             By:  /s/ Donald J. Hotz
                                         ---------------------------------------
                                         Donald J. Hotz
                                         Vice President, Chief Financial
                                           Officer and Treasurer